EXHIBIT 9


                                  BROWN & WOOD

                             ONE WORLD TRADE CENTER
                           NEW YORK, N.Y. 10048-0557

                            TELEPHONE: 212-839-5300
                            FACSIMILE: 212-839-5599




                                                               October 15, 1991

Merrill Lynch Arizona Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust
Box 9011
Princeton, NJ, New Jersey 08543-9011

Dear Sirs:

     This opinion is furnished in connection with the registration by Merrill Lynch Arizona Municipal Bond Fund (the "Fund") of Merrill Lynch Multi-State Municipal Series Trust, a Massachusetts business trust (the "Trust"), of an indenfinite number of Class A shares of benficial interest, par value $0.10 per share, and Class B shares of beneficial interest, par value $0.10 per share, (together, the "Shares"), under the Securities Act of 1933 pursuant to a registration statement of Form N-1A (File No. 33-41311), as amended (the "Registration Statement").

     As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Declaration of Trust of the Turst, By-Law of the Trust, the instrument establishing the Fund as a series of the Trust, the instrument designating the Class A and


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Class B Shares, and such other documents as we have deemed relevant to the matters referred to in this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of beneficial interest of the Fund.

     In rendering this opinion, we have relied as to matters of Massachusetts law upon an opinion of Gaston & Snow, dated September 16, 1991, rendered to the Trust.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.

                                                  Very truly yours,


                                                  /s/ BROWN & WOOD